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                                                                    EXHIBIT 23.2


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

The Board of Directors
Anadarko Petroleum Corporation:

We consent to the inclusion in the Anadarko Petroleum Corporation annual report on Form 10-K for the year ended December 31, 2003 and the incorporation by reference in the following registration statements of Anadarko Petroleum Corporation of our report dated January 21, 2004, relating to our review of the procedures and methods used by Anadarko Petroleum Corporation in preparing its estimates of proved reserves and future revenue for certain oil and gas properties, as of December 31, 2003.

(a)      Forms S-8 and S-3, Anadarko Employee Savings Plan (No. 33-8643).

(b) Forms S-8 and S-3, Anadarko Petroleum Corporation 1987 Stock Option Plan (No. 33-22134).

(c) Forms S-8 and S-3, Anadarko Petroleum Corporation 1988 Stock Option Plan for Non-Employee Directors (No. 33-30384).

(d) Form S-8, Anadarko Petroleum Corporation 1993 Stock Incentive Plan (No. 33-54485).

(e) Form S-3, Anadarko Petroleum Corporation Dividend Reinvestment and Stock Purchase Plan (No. 333-65915, No. 333-88147 and No. 333-103102).

(f) Form S-8, Anadarko Petroleum Corporation 1998 Director Stock Incentive Plan (No. 333-78301).

(g) Form S-8, Anadarko Petroleum Corporation 1999 Stock Incentive Plan (No. 333-78303).

(h) Form S-3, Anadarko Petroleum Corporation Registration Statement for $650 million of Zero Yield Puttable Contingent Debt Securities (No. 333-60496).

(i) Form S-3, Anadarko Petroleum Corporation Registration Statement for $1 billion of Debt Securities, Preferred Stock, Depository Shares, Common Stock, Warrants, Purchase Contracts and Purchase Units (No. 333-86356).



                                        NETHERLAND, SEWELL & ASSOCIATES, INC.


                                        By: /s/ J. CARTER HENSON, JR.
                                           ------------------------------------
                                               J. Carter Henson, Jr.
                                               Senior Vice President


Houston, Texas
February 12, 2004

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